SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 18, 2009

CASH TECHNOLOGIES, INC.
(Exact name of Registrant as specified in charter)

Delaware	000-24569	95-4558331
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1434 West 11th Street Los Angeles, California	90015
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(213)745-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Section 3.—Securities and Trading Markets.

     On February 18, 2009 Cash Technologies, Inc., a Delaware corporation (the “Company”) received a letter notifying the Company that it is not in compliance with Section 704 of the NYSE Alternext US Company Guide; in particular that the Company did not hold an annual meeting of its stockholders during 2008.

The notice specifies that in order to maintain its listing on the Exchange the Company must submit an acceptable plan of compliance by March 10, 2009, advising the Exchange of the Company’s plan to hold its annual meeting by August 11, 2009.  However on February 19, 2009 the Company submitted the requested plan to the Exchange and indicated the Company’s plan to hold the annual meeting on or before May 15, 2009.  The plan is subject to acceptance by the Exchange in its discretion.

On February 20, 2009, the Company issued a press release reporting its receipt of the foregoing letter and announcing its plan to hold an annual meeting of stockholders on or before May 15, 2009. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
99.1	Press Release dated February 20, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8K to be signed on its behalf by the undersigned hereunto duly authorized.

CASH TECHNOLOGIES, INC.
(Registrant)

By:_/s/ Edmund King______________________
Edmund King
Chief Financial Officer

Dated: February 20, 2009

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated February 20, 2009